EXHIBIT 23.2
                                                                   ------------



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated February 16, 2006, relating to the consolidated financial statements of Encore Capital Group, Inc. and the effectiveness of Encore Capital Group, Inc.'s internal control over financial reporting appearing in Encore Capital Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005, included in the 2005 Annual Report on Form 10-K for Triarc Companies, Inc.


/s/ BDO SEIDMAN, LLP

Costa Mesa, California

December 20, 2006